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                                 EXHIBIT 99.2

                              ELEKOM CORPORATION

                  PROXY/CONSENT IN LIEU OF SPECIAL MEETING OF
                                 SHAREHOLDERS

               THIS PROXY/CONSENT IN LIEU OF SPECIAL MEETING OF
              SHAREHOLDERS IS SOLICITED ON BEHALF OF THE BOARD OF
                                   DIRECTORS


     The undersigned hereby appoints Norman N. Behar and Wayne Burns, each or either of them, as proxy or proxies, each with full power of substitution, to represent and vote, as designated below, all shares of stock of Elekom corporation ("ELEKOM") held of record by the undersigned on _______________, 1998 at the Special Meeting of Shareholders of ELEKOM to be held at the executive offices of ELEKOM at 155-108th Avenue, N.E., Eighth Floor, Bellevue, Washington 98004 on October ____________, 1998 at 8:00 am, local time, with authority to vote on the matter listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

PROPOSAL

(1)  APPROVAL OF THE AGREEMENT
AND PLAN OF REORGANIZATION DATED
AUGUST 31, 1998 BY AND AMONG SQL
FINANCIALS INTERNATIONAL, INC.,                    FOR      AGAINST      ABSTAIN
CLARUS CSA AND ELEKOM


              IMPORTANT -- PLEASE DATE AND SIGN ON THE OTHER SIDE
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     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
SHAREHOLDER IN THE SPACE PROVIDED. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE PROPOSAL.

     The Board of Directors recommends a vote "FOR" the proposal.

                              Date: ________________________

                              Signature(s) ___________________

                              Date: _________________________

                              Signature(s)____________________

                              Please sign exactly as you name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

ALTERNATIVE ACTION BY UNANIMOUS WRITTEN CONSENT

     In addition, if the Board of Directors receives proxies form all shareholders unanimously approving the Proposal, the Board of Directors is hereby authorized to consider this Proxy as the written consent of the undersigned approving the Proposal, and the Proposal as having been properly adopted by the unanimous written consent of ELEKOM's shareholders in lieu of holding the Special Meeting.

                              Date: ________________________

                              Signature(s) ___________________

                              Date: _________________________

                              Signature(s)____________________

     PLEASE MARK, SIGN DATE AND RETURN THIS PROXY-CONSENT PROMPTLY BY FAXING IT TO WAYNE BURNS, CHIEF FINANCIAL OFFICER OF ELEKOM AT (425) 990-3075 AS SOON AS POSSIBLE, AND IN NO EVENT LATER THAN OCTOBER _____, 1998. PLEASE ALSO MAIL THE PROXY AND CONSENT IN THE ENCLOSED ENVELOPE.